UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2009
ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO		80202-1132

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 7, 2009, Royal Gold, Inc. (“Royal Gold”) entered into an underwriting agreement (the “Underwriting Agreement”) with HSBC Securities (USA) Inc., Goldman, Sachs & Co. and Scotia Capital (USA) Inc. as representatives of the underwriters listed therein. The Underwriting Agreement relates to the issuance and sale by Royal Gold of 6,500,000 shares (the “Shares”) of its common stock, par value $0.01 per share (“Common Stock”), plus a 30-day option exercisable by the underwriters for an additional 975,000 shares of Common Stock to cover over-allotments, if any. The price per Share to the Underwriters is $36.29 per Share, and the underwriters will initially offer the Shares to the public at $38.00 per Share. The offering of the Shares was made under Royal Gold’s shelf registration statement on Form S-3 (Registration No 333-156376) (the “Registration Statement”), including a prospectus dated December 19, 2008, as supplemented by a prospectus supplement dated April 6, 2009 filed with the Securities and Exchange Commission on April 6, 2009. The Shares are expected to be delivered to the underwriters on April 14, 2009. The Underwriting Agreement contains customary representations, warranties and covenants by Royal Gold, conditions to closing and indemnification provisions. This summary of the Underwriting Agreement is qualified in its entirely by reference to the Underwriting Agreement filed herewith as Exhibit 1.1 and incorporated into this Item 1.01 by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
1.1	Underwriting Agreement, dated April 7, 2009, between Royal Gold, Inc. and HSBC Securities Inc., Goldman, Sachs & Co. and Scotia Capital (USA) Inc., as representatives of the underwriters identified therein

5.1	Opinion of Hogan & Hartson LLP

23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1)*

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
By:	/s/ Bruce C. Kirchhoff
Name:	Bruce C. Kirchhoff
Title:	Vice President & General Counsel

Dated: April 8, 2009

Exhibit Index
Exhibit No.
1.1	Underwriting Agreement, dated April 7, 2009, between Royal Gold, Inc. and HSBC Securities Inc., Goldman, Sachs & Co. and Scotia Capital (USA) Inc., as representatives of the underwriters identified therein

5.1	Opinion of Hogan & Hartson LLP

23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1)*